Exhibit 99.1

WASTE CONNECTIONS REPORTS SECOND QUARTER 2016 RESULTS

- Revenue of $727.6 million, exceeding outlook

- Reports 5.0% solid waste price + volume growth

- Net income of $27.5 million, or $0.20 per share

- Adjusted net income* of $93.2 million, or $0.66 per share

- Adjusted EBITDA* of $233.6 million, or 32.1% of revenue, exceeding outlook

- YTD net cash provided by operating activities of $259.6 million

- YTD adjusted free cash flow* of $234.4 million, or 18.9% of revenue

- Integration of Progressive Waste on track; contribution ahead of expectations

- Authorizes share repurchase program

TORONTO, ONTARIO, August 3, 2016 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the second quarter of 2016. Revenue in the second quarter, which included $174.0 million from the Progressive Waste acquisition, was $727.6 million, as compared to revenue of $531.3 million in the year ago period. Operating income, which included $73.2 million of items primarily related to the Progressive Waste combination completed in the period, was $63.5 million, as compared to $110.0 million in the second quarter of 2015.

Net income attributable to Waste Connections in the quarter was $27.5 million, or $0.20 per share on a diluted basis of 140.6 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $57.4 million, or $0.46 per share on a diluted basis of 124.4 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $93.2 million, or $0.66 per share, versus $61.6 million, or $0.50 per share, in the prior year period. Adjusted EBITDA* in the current year period was $233.6 million, as compared to adjusted EBITDA of $177.7 million in the prior year period. Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude the impact of acquisition-related items, as shown in the detailed reconciliation in the attached table.

“Better than expected solid waste volume growth and contribution from the recent combination with Progressive Waste enabled us to once again exceed our outlook for the period. Solid waste margins, excluding the impact of the acquisitions completed since the prior year period, expanded approximately 110 basis points year-over-year.  We believe this performance, together with pricing and operating improvement plans we’ve implemented in Progressive Waste operations, has already positioned our financial run-rate at or above the upper end of our previous outlook for the first year following the combination,” said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. “We had underestimated the opportunity for improvement within Progressive Waste’s operations and are encouraged by the organizational momentum to exceed original expectations as we look ahead.”

Mr. Mittelstaedt added, “Acquisition dialogue remains robust, while continued strength in free cash flow provides the ability to fund both additional growth and return of capital to shareholders. To that end and as also announced today, our board authorized a share repurchase program for up to 5% of our outstanding shares over the next 12 months.”

For the six months ended June 30, 2016 revenue was $1.24 billion, as compared to revenue of $1.04 billion in the year ago period. Operating income, which included $82.0 million of items related to the Progressive Waste combination completed on June 1, 2016, was $154.5 million compared to $211.9 million for the same period in 2015.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Net income attributable to Waste Connections for the six months ended June 30, 2016, was $72.3 million, or $0.55 per share on a diluted basis of 132.0 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $109.2 million, or $0.88 per share on a diluted basis of 124.4 million shares.

Adjusted net income attributable to Waste Connections* for the six months ended June 30, 2016, was $148.4 million, or $1.12 per share, compared to $118.2 million, or $0.95 per share, in the year ago period. Adjusted EBITDA* for the six months ended June 30, 2016, was $403.3 million, as compared to $346.0 million in the prior year period.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Presentation of Financials

The combination of Waste Connections US, Inc. (f/k/a Waste Connections, Inc., “Old Waste Connections”) and the Company (f/k/a Progressive Waste Solutions Ltd.) was accounted for as a reverse merger using the acquisition method of accounting. The financial statements presented herein are the historical financial statements of Old Waste Connections with the inclusion on June 1, 2016 of the fair value of the assets and liabilities acquired from Progressive Waste and the inclusion of the results of operations from the acquired Progressive Waste operations commencing on June 1, 2016. The term “Progressive Waste” is used herein in the context of references to Progressive Waste Solutions Ltd. prior to the completion of the Progressive Waste acquisition on June 1, 2016.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 40 states and the District of Columbia in the U.S., and six provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the Securities and Exchange Commission (SEC) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements (which include "forward-looking information" as that term is defined in applicable securities laws in Canada) within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about potential operating trends and acquisition activity, future financial performance and repurchases of common shares of the Company. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, without limitation, the following: the possibility that any of the anticipated benefits of the combination of the Company and Waste Connections US, Inc. (f/k/a Waste Connections, Inc.) will not be realized; the ability of the combined company to successfully achieve business objectives, including integrating the two companies or the effects of unexpected costs, liabilities or delays; the potential benefits and synergies of the transaction; and expectations for other economic, business and/or competitive factors. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company that are disclosed in filings that have been made by the Company (including, under its former name, Progressive Waste Solutions Ltd.) and by Waste Connections US, Inc. (including, under its former name, Waste Connections, Inc.) with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless otherwise required by applicable securities laws.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND SIX months ended JuNE 30, 2015 and 2016

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016

Revenues	$531,312	$727,639	$1,037,412	$1,242,319
Operating expenses:
Cost of operations	297,437	416,262	578,560	703,453
Selling, general and administrative	57,264	152,737	115,409	220,419
Depreciation	59,639	84,348	116,945	145,245
Amortization of intangibles	7,264	14,081	14,263	21,775
Other operating items	(316)	(3,284)	346	(3,048)
Operating income	110,024	63,495	211,889	154,475

Interest expense	(15,322)	(20,485)	(31,018)	(37,670)
Other income (expense), net	92	(714)	(128)	(492)
Foreign currency transaction gain	-	689	-	689
Income before income tax provision	94,794	42,985	180,743	117,002

Income tax provision	(37,153)	(15,265)	(71,020)	(44,265)
Net income	57,641	27,720	109,723	72,737
Less: net income attributable to noncontrolling interests	(281)	(231)	(539)	(406)
Net income attributable to Waste Connections	$57,360	$27,489	$109,184	$72,331

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.46	$0.20	$0.88	$0.55

Diluted	$0.46	$0.20	$0.88	$0.55

Shares used in the per share calculations:
Basic	124,079,184	140,203,557	124,044,130	131,496,582
Diluted	124,352,062	140,587,155	124,360,059	132,024,528

Cash dividends per common share	$0.13	$0.145	$0.26	$0.29

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	December 31, 2015	June 30, 2016
ASSETS
Current assets:
Cash and equivalents	$10,974	$55,624
Accounts receivable, net of allowance for doubtful accounts of $7,738 and $14,083 at December 31, 2015 and June 30, 2016, respectively	255,192	502,833
Deferred income taxes	49,727	86,146
Prepaid expenses and other current assets	46,534	89,465
Total current assets	362,427	734,068

Property and equipment, net	2,738,288	4,788,084
Goodwill	1,422,825	4,299,463
Intangible assets, net	511,294	1,160,484
Restricted assets	46,232	62,985
Other assets, net	40,732	48,468
	$5,121,798	$11,093,552
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$115,206	$243,215
Book overdraft	12,357	14,341
Accrued liabilities	136,018	269,334
Deferred revenue	90,349	134,257
Current portion of contingent consideration	22,217	21,920
Current portion of long-term debt and notes payable	2,127	1,575
Total current liabilities	378,274	684,642

Long-term debt and notes payable	2,147,127	3,761,307
Long-term portion of contingent consideration	27,177	34,604
Other long-term liabilities	124,943	317,332
Deferred income taxes	452,493	737,946
Total liabilities	3,130,014	5,535,831

Commitments and contingencies

Equity:
Common shares: 122,375,955 and 175,037,601 shares issued and outstanding at December 31, 2015 and June 30, 2016, respectively	1,224	4,163,374
Additional paid-in capital	736,652	92,792
Accumulated other comprehensive loss	(12,171)	(1,673)
Treasury shares: 0 shares and 375,007 shares at December 31, 2015 and June 30, 2016, respectively	-	-
Retained earnings	1,259,495	1,296,241
Total Waste Connections’ equity	1,985,200	5,550,734
Noncontrolling interest in subsidiaries	6,584	6,987
Total equity	1,991,784	5,557,721
	$5,121,798	$11,093,552

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

SIX months ended JUNE 30, 2015 and 2016

(Unaudited)

(Dollars in thousands)

	Six months ended
	June 30,
	2015	2016

Cash flows from operating activities:
Net income	$109,723	$72,737
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	(582)	509
Depreciation	116,945	145,245
Amortization of intangibles	14,263	21,775
Foreign currency transaction gain	-	(689)
Deferred income taxes, net of acquisitions	14,725	25,363
Amortization of debt issuance costs	1,777	2,842
Share-based compensation	9,580	26,405
Interest income on restricted assets	(215)	(246)
Interest accretion	3,704	3,629
Excess tax benefit associated with equity-based compensation	(1,850)	(5,015)
Adjustments to contingent consideration	833	(2,495)
Payment of contingent consideration recorded in earnings	-	(132)
Net change in operating assets and liabilities, net of acquisitions	50,314	(30,282)
Net cash provided by operating activities	319,217	259,646

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(91,724)	(12,541)
Cash acquired in the Progressive Waste acquisition	-	65,745
Capital expenditures for property and equipment	(102,170)	(112,087)
Proceeds from disposal of assets	1,290	1,560
Change in restricted assets, net of interest income	296	113
Other	568	(696)
Net cash used in investing activities	(191,740)	(57,906)

Cash flows from financing activities:
Proceeds from long-term debt	336,000	3,352,676
Principal payments on notes payable and long-term debt	(381,226)	(3,461,005)
Payment of contingent consideration recorded at acquisition date	(190)	(4,109)
Change in book overdraft	(21)	1,998
Proceeds from option and warrant exercises	417	-
Excess tax benefit associated with equity-based compensation	1,850	5,015
Payments for repurchase of common shares	(41,311)	-
Payments for cash dividends	(32,203)	(35,585)
Tax withholdings related to net share settlements of restricted share units	(6,359)	(11,349)
Distributions to noncontrolling interests	(43)	(3)
Debt issuance costs	(3,120)	(12,941)
Proceeds from sale of common shares held in trust	-	8,436
Net cash used in financing activities	(126,206)	(156,867)

Effect of exchange rate changes on cash and equivalents	-	(223)

Net increase in cash and equivalents	1,271	44,650
Cash and equivalents at beginning of period	14,353	10,974
Cash and equivalents at end of period	$15,624	$55,624

ADDITIONAL STATISTICS

(Dollars in thousands)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended June 30, 2016:

Three months ended June 30, 2016
Solid Waste Internal Growth:
Core Price	2.9%
Surcharges	(0.3%)
Volume	2.4%
Recycling	(0.1%)
Total Solid Waste Internal Growth	4.9%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ending June 30, 2015 and 2016:

	Three Months Ended June 30, 2015
	Revenue	Inter- company Elimination	Reported Revenue	%
Solid Waste Collection	$342,583	$(981)	$341,602	64.3%
Solid Waste Disposal and Transfer	171,932	(64,838)	107,094	20.1%
Solid Waste Recycling	12,332	(278)	12,054	2.3%
E&P Waste Treatment, Recovery and Disposal	55,851	(3,362)	52,489	9.9%
Intermodal and Other	18,073	-	18,073	3.4%
Total	$600,771	$(69,459)	$531,312	100.0%

	Three Months Ended June 30, 2016
	Revenue	Inter- company Elimination	Reported Revenue	%
Solid Waste Collection	$502,948	$(1,778)	$501,170	68.9%
Solid Waste Disposal and Transfer	256,847	(96,815)	160,032	22.0%
Solid Waste Recycling	18,119	(1,393)	16,726	2.3%
E&P Waste Treatment, Recovery and Disposal	30,734	(3,253)	27,481	3.8%
Intermodal and Other	22,358	(128)	22,230	3.0%
Total	$831,006	$(103,367)	$727,639	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ending June 30, 2015 and 2016:

	Three months ended June 30,
	2015	2016
Solid waste, net	$6,199	$199,399
E&P waste	5,161	-
Acquisitions, net	$11,360	$199,399

ADDITIONAL STATISTICS (continued)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and six month periods ending June 30, 2015 and 2016:

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Cash Interest Paid	$21,083	$19,736	$28,127	$35,993
Cash Taxes Paid	32,072	16,013	32,535	16,914

Debt to Book Capitalization as of June 30, 2016: 40%

Internalization for the three months ended June 30, 2016: 54%

Days Sales Outstanding for the three months ended June 30, 2016 pro forma for the Progressive Waste acquisition: 43 (31 net of deferred revenue)

Share Information for the three months ended June 30, 2016:

Basic shares outstanding	140,203,557
Dilutive effect of warrants	38,298
Dilutive effect of restricted share units	345,300
Diluted shares outstanding	140,587,155

NON-GAAP RECONCILIATION SCHEDULE

(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Net Income	$57,641	$27,720	$109,723	$72,737
Plus: Income tax provision	37,153	15,265	71,020	44,265
Plus: Interest expense	15,322	20,485	31,018	37,670
Plus: Depreciation and amortization	66,903	98,429	131,208	167,020
Plus: Closure and post-closure accretion	987	1,758	1,942	2,874
Plus/less: Other operating items	(316)	(3,284)	346	(3,048)
Plus/less: Other expense (income), net	(92)	714	128	492
Less: Foreign currency transaction gain	-	(689)	-	(689)
Adjustments:
Plus: Transaction-related expenses (a)	82	37,702	594	46,516
Plus: Pre-existing Progressive Waste equity grants (b)	-	5,357	-	5,357
Plus: Severance-related and other expenses (c)	-	30,122	-	30,122
Adjusted EBITDA	$177,680	$233,579	$345,979	$403,316

As % of revenues	33.4%	32.1%	33.4%	32.5%

____________________________________________

(a)	Reflects the addback of acquisition-related transaction costs, including excise tax payments, primarily related to the Progressive Waste acquisition.
(b) (c)

Reflects equity compensation costs, including changes in fair value, associated with equity awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.

Reflects the addback of severance-related expenses and other items, including accelerated vesting of certain equity awards of both Old Waste Connections and Progressive Waste, in connection with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Net cash provided by operating activities	$156,647	$94,930	$319,217	$259,646
Plus/Less: Change in book overdraft	(47)	2,149	(21)	1,998
Plus: Proceeds from disposal of assets	692	879	1,290	1,560
Plus: Excess tax benefit associated with equity-based compensation	371	581	1,850	5,015
Less: Capital expenditures for property and equipment	(60,464)	(55,512)	(102,170)	(112,087)
Less: Distributions to noncontrolling interests	-	-	(43)	(3)
Adjustments:
Payment of contingent consideration recorded in earnings (a)	-	99	-	132
Transaction-related expenses (b)	-	71,067	-	72,042
Severance-related and other expenses (c)	-	24,529	-	24,529
Tax effect (d)		(18,038)		(18,410)
Adjusted free cash flow	$97,199	$120,684	$220,123	$234,422

As % of revenues	18.3%	16.6%	21.2%	18.9%

___________________________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the addback of acquisition-related transaction costs, including excise tax payments, primarily related to the Progressive Waste acquisition.
(c)	Reflects the addback of severance-related payments.
(d)	The aggregate tax effect of the adjustments in footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections differently.

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Reported net income attributable to Waste Connections	$57,360	$27,489	$109,184	$72,331
Adjustments:
Amortization of intangibles (a)	7,264	14,081	14,263	21,775
Other operating items (b)	(316)	(3,284)	346	(3,048)
Transaction-related expenses (c)	-	37,702	-	46,516
Pre-existing Progressive Waste equity grants (d)	-	5,357	-	5,357
Severance-related and other expenses (e)	-	30,122	-	30,122
Tax effect (f)	(2,665)	(18,257)	(5,602)	(24,629)
Adjusted net income attributable to Waste Connections	$61,643	$93,210	$118,191	$148,424

Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.46	$0.20	$0.88	$0.55
Adjusted net income	$0.50	$0.66	$0.95	$1.12

______________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b) (c)	Reflects the addback of other operating items. Reflects the addback of acquisition-related transaction costs, including excise tax payments, primarily related to the Progressive Waste acquisition.
(d) (e)

Reflects equity compensation costs, including changes in fair value, associated with equity awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.

Reflects the addback of severance-related expenses and other items, including accelerated vesting of certain equity

(f)

awards of both Old Waste Connections and Progressive Waste, in connection with the Progressive Waste acquisition.

The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

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